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Three GlobalSCAPE® Products Named 2012 Network Products Guide Award Finalists

Mail Express™, WAFS™, and TappIn™ by GlobalSCAPE® are Top Contenders for Security and Mobility Honors

SAN ANTONIO, TX - April 18, 2012 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that it has been recognized by the Network Products Guide 2012 Best Products and Services Awards as a finalist in three categories. GlobalSCAPE's Mail Express™, Wide Area File Services (WAFS), and TappIn™ by GlobalSCAPE® were named finalists in the "Email, Security and Management," "Social Media, Networking or Collaboration Solutions," and "Mobile/Wireless Solution" categories, respectively. The nominations follow a string of industry acknowledgements for GlobalSCAPE, including "Global Excellence Awards" for both Mail Express and TappIn from Info Security Products Guide in February of this year.

"Mail Express, WAFS, and TappIn demonstrate our market-leading approach to innovation and development in enterprise security and mobility," said GlobalSCAPE CEO Jim Morris. "We are providing solutions that bring long term value to our customers, enabling businesses and consumers to access and share information quickly, securely, and reliably."

Mail Express allows Microsoft® Outlook users to seamlessly and securely send and receive large files, up to 25 GB, in lieu of alternatives like private email accounts, social media sites, CDs, and USB drives-options that are cumbersome to use or provide inadequate security. In addition, Mail Express increases visibility, oversight, and security of file transfers while reducing IT help desk involvement and offloading attachments from expensive email storage.

WAFS replicates files across different locations around the globe, providing secure, near real-time data access for multiple remote users. As files are modified, the system instantly mirrors all changes using intelligent byte-level differencing technology, so you always have the most recent version of a file, no matter when or where you access it.

TappIn by GlobalSCAPE allows users to instantly access and securely share all files stored on an office or home computer from any web browser and all popular mobile devices, eliminating the need for uploading, syncing, or paying for additional cloud storage. The TappIn service securely accesses the user's existing storage devices, allows sharing files of any size, and provides encryption to safeguard content.

Network Products Guide's editorial staff selects tech products that facilitate making the most pertinent technology decisions affecting business and personal goals. This assessment of potential is complemented by conscientious research methodologies developed and enhanced by industry experts. Network Products Guide's 2012 Best Products and Services Awards highlight the best products and services, roadmaps, industry directions, technology advancements, and independent product evaluations of the year.

About GlobalSCAPE and TappIn, Inc.

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music-anytime, from anywhere-easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2011 calendar year, to be filed with the Securities and Exchange Commission on March 29, 2012.